UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

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ACACIA RESEARCH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26068 (Commission File Number)	95-4405754 (I.R.S. Employer Identification No.)

500 Newport Center Drive,
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

(949) 480-8300
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

CombiMatrix Corporation’s registration statement on Form S-1 was declared effective on June 8, 2007. Following the redemption period required by Acacia's Aritcles of Incorporation, on August 15, 2007 (“Redemption Date”), CombiMatrix Corporation will split off from Acacia Research Corporation through the redemption of all outstanding shares of Acacia Research-CombiMatrix common stock. On the Redemption Date, every ten (10) shares of Acacia Research-CombiMatrix common stock (“AR-CombiMatrix stock”) outstanding on August 15, 2007, will be redeemed for one (1) share of common stock of CombiMatrix Corporation. CombiMatrix Corporation common stock is scheduled to being trading on the Nasdaq Capital Market at 9:00 a.m. Eastern Time on August 15, 2007, under the symbol CBMXD. Following 20 days of trading, CombiMatrix Corporation common stock will trade under the symbol CBMX. Until August 15, 2007, AR-CombiMatrix stock will continue to trade on Nasdaq under the symbol CBMX.

More information about the split-off and the redemption are set forth in the prospectus dated June 7, 2007, included in the registration statement on Form S-1 filed by CombiMatrix Corporation on June 8, 2007, Registration No. 333-139679, incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

99.1     Press Release of the Registrant dated June 11, 2007.
99.2     Prospectus included in CombiMatrix Corporation’s amended Registration Statement on Form S-1/A, filed with the Commission on June 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 11, 2007
By:  /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer